EXHIBIT 99.1

Immersion Corporation Reports First Quarter 2005 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 25, 2005--Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced revenues of $5.8 million for the quarter ended March 31, 2005 compared to revenues of $5.4 million for the first quarter of 2004. Net loss on a Generally Accepted Accounting Principles (GAAP) basis for the first quarter of 2005 was $3.1 million, or $0.13 per share, compared to a net loss of $6.2 million, or $0.30 per share, for the first quarter of 2004. As of March 31, 2005, Immersion had cash and cash equivalents totaling $26.9 million as compared to $25.5 million as of December 31, 2004.
    "In April, we reached a major milestone in our mobility business," said Vic Viegas, Immersion CEO. "Verizon Wireless and the two leading mobile service operators in Korea, SK Telecom and KTF, released Samsung mobile phones with Immersion's VibeTonz(TM) technology. We also announced content relationships with American Greetings Interactive, Indiagames, and Pulse Interactive. All of these companies develop content for multiple mobile phone platforms and distribute it to many of the world's largest mobile service operators. All have produced VibeTonz-enabled downloadable ringtones or games soon to be available on Verizon's Get It Now service.
    "On March 24, 2005, the U.S. District Court for the Northern District of California entered a judgment in favor of Immersion in our patent infringement suit against Sony Computer Entertainment, Inc. and Sony Computer Entertainment of America, Inc. (Sony). This judgment awarded Immersion $82.0 million in past damages plus pre-judgment interest in the amount of $8.7 million, for a total of $90.7 million. We remain confident of our position in the anticipated appeals process. Our cash balance puts us in a stable position for both defending our intellectual property and investing in new growth opportunities," concluded Viegas.
    Immersion will host a conference call with company management on Monday, April 25, 2005, at 5:00 p.m. EDT to discuss operating results for the first quarter ended March 31, 2005. A question and answer session will follow. To listen to the call, dial 800-374-2366 approximately five minutes prior to the start of the call and enter confirmation number 2696092. The call will be archived and available for replay until April 29, 2005, by dialing 800-642-1687 and entering confirmation number 2696092. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at www.immersion.com for replay until April 29, 2006.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across automotive, entertainment, medical training, mobility, personal computing, and three-dimensional simulation markets. Immersion and its wholly-owned subsidiaries hold more than 270 issued patents worldwide.

    Forward Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's expanded technology offerings or a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-K, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion, the Immersion logo, and VibeTonz are trademarks of Immersion Corporation in the U.S. and other countries. All other trademarks are the property of their respective owners.

                        Immersion Corporation
           Condensed Consolidated Statements of Operations
              (In thousands, except per share amounts)
                             (Unaudited)

                                                     Three Months
                                                    Ended March 31,
                                                    2005     2004
                                                   -------- --------
Revenues:
 Royalty and license                                $2,471   $1,831
 Product sales                                       2,695    2,444
 Development contracts and other                       606    1,080
                                                   -------- --------
         Total revenues                              5,772    5,355
                                                   -------- --------

Costs and expenses:
 Cost of product sales (exclusive of amortization
     of intangibles shown separately below)          1,389    1,221
 Sales and marketing                                 2,819    2,462
 Research and development                            1,507    1,889
 General and administrative                          2,286    4,878
 Amortization of intangibles and deferred
     stock compensation                                369      513
 Restructuring                                         185        0
                                                   -------- --------
         Total costs and expenses                    8,555   10,963
                                                   -------- --------

Operating loss                                      (2,783)  (5,608)
Interest and other income (expense), net              (285)    (560)
                                                   -------- --------

Loss before provision for income taxes              (3,068)  (6,168)

Provision for income taxes                             (65)       0
                                                   -------- --------

Net loss                                           ($3,133) ($6,168)
                                                   ======== ========

Basic and diluted net loss per share                ($0.13)  ($0.30)
                                                   -------- --------

Shares used in calculating basic and diluted
       net loss per share                           23,663   20,791
                                                   -------- --------

                        Immersion Corporation
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                              March 31,  December 31,
                                                2005         2004
                                             (Unaudited)      (1)
                                              ----------   ----------
ASSETS
  Cash and cash equivalents                  $   26,913  $   25,538
  Accounts receivable, net                        5,426       5,435
  Inventories                                     1,935       1,805
  Prepaid expenses and other current assets       1,667       1,280
                                              ----------   ----------
       Total current assets                      35,941      34,058

  Property and equipment, net                     1,062       1,174
  Intangibles and other assets, net               6,896       7,018
                                              ----------   ----------

       TOTAL ASSETS                          $   43,899  $   42,250
                                             =========== ============

LIABILITIES
  Accounts payable                           $    1,209  $    4,038
  Accrued compensation                            1,528       1,499
  Other accrued liabilities                       1,770       2,002
  Deferred revenue and customer advances          4,287       3,420
  Current portion of long-term debt                  11          11
                                              ----------   ----------
       Total current liabilities                  8,805      10,970

  Long-term debt                                 16,980      16,917
  Long-term liabilities and deferred revenue     10,999       5,330
  Long-term customer advance from Microsoft      15,000      15,000
                                              ----------   ----------
       Total liabilities                         51,784      48,217

STOCKHOLDERS' EQUITY/(DEFICIENCY)                (7,885)     (5,967)
                                              ----------   ----------

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY/(DEFICIENCY)            $   43,899  $   42,250
                                             =========== ============

 (1) Derived from the Company's annual audited financial statements.

    CONTACT: Immersion Corporation
             Stephen Ambler, 408-467-1900
             invest@immersion.com